SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

WESTERN ASSET INVESTMENT GRADE DEFINED OPPORTUNITY TRUST INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

WESTERN ASSET INVESTMENT GRADE DEFINED OPPORTUNITY TRUST INC.

(NYSE: IGI)

620 Eighth Avenue, 47th Floor, New York, New York 10018

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

[●], 2024

To the Stockholders:

A Special Meeting of Stockholders (the “Meeting”) of Western Asset Investment Grade Defined Opportunity Trust Inc. (the “Fund”) will be held at 280 Park Avenue, New York, New York 10017, on Friday, June 7, 2024 at 10:00 a.m., New York time, for the following purposes:

1.

A proposal to convert the Fund to a perpetual fund by (1) amending the Fund’s articles of incorporation (the “Charter”) to eliminate the Fund’s term, which is currently scheduled to end at the close of business on December 2, 2024 (the “Term Date”), and (2) eliminating the Fund’s fundamental policy to liquidate on or about December 2, 2024 (the “Proposal”), each of which will only be effective upon at least $50 million of net assets remaining in the Fund following the completion of a tender offer; and

2.	The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors recommends that you vote “FOR” the Proposal.

The Board of Directors has fixed the close of business on March 25, 2024 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

By Order of the Board of Directors

Marc A. De Oliveira

Secretary

[●], 2024

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD (which will be made available to you separately) OR PROVIDE VOTING INSTRUCTIONS BY TELEPHONE OR VIA THE INTERNET.

Instructions for Signing Proxy Cards

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund in validating your vote if you fail to sign your proxy card properly.

1.	Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.	Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

3.	All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature

Corporate Accounts

(1) ABC Corp	ABC Corp. (by John Doe, Treasurer)

(2) ABC Corp	John Doe, Treasurer

(3) ABC Corp., c/o John Doe, Treasurer	John Doe

(4) BC Corp. Profit Sharing Plan	John Doe, Trustee

Trust Accounts

(1) ABC Trust	Jane B. Doe, Trustee

(2) Jane B. Doe, Trustee, u/t/d 12/28/78	Jane B. Doe

Custodial or Estate Accounts

(1) John B. Smith, Cust., f/b/o John B. Smith, Jr. UGMA	John B. Smith

(2) John B. Smith	John B. Smith, Jr., Executor

Instructions for Telephone/Internet Voting

Various brokerage firms may offer the convenience of providing you with voting instructions via telephone or the Internet for shares held through such firms. Instructions for Internet and telephonic voting are included with the proxy card or voting instruction form.

WESTERN ASSET INVESTMENT GRADE DEFINED OPPORTUNITY TRUST INC.

(NYSE: IGI)

620 Eighth Avenue, 47th Floor, New York, New York 10018

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Western Asset Investment Grade Defined Opportunity Trust Inc. (the “Fund”) of proxies to be voted at a Special Meeting of Stockholders of the Fund to be held at 280 Park Avenue, New York, New York 10017, on Friday, June 7, 2024 at 10:00 a.m., New York time, and at any adjournments or postponements thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders (the “Notice”).

This Proxy Statement and the accompanying materials are being made available to stockholders on or about April 4, 2024.

The Fund is organized as a Maryland corporation and is a registered investment company.

Franklin Templeton Fund Adviser, LLC (formerly known as Legg Mason Partners Fund Advisor, LLC)(“FTFA”), whose principal business address is 280 Park Avenue, New York, New York 10017, is the Fund’s investment adviser and administrator. Pursuant to respective sub-advisory agreements with Western Asset Management Company, LLC (“Western Asset”), Western Asset Management Company Limited in London (“Western Asset Limited”), Western Asset Management Company Ltd in Japan (“Western Japan”) and Western Asset Management Company Pte. Ltd. in Singapore (“Western Singapore”), each serves as the Fund’s subadvisers. Western Asset has offices at 385 East Colorado Boulevard, Pasadena, California 91101 and 620 Eighth Avenue, New York, New York 10018. Western Asset Limited has offices at 10 Exchange Square, Primrose Street, London EC2A 2EN. Western Japan has offices at 36F Shin-Marunouchi Building, 5-1 Marunouchi 1-Chome Chiyoda-Ku, Tokyo 100-6536, Japan. Western Singapore has offices at 1 George Street #23-01, Singapore 049145. FTFA, Western Asset, Western Asset Limited, Western Japan and Western Singapore (together, “Management”) are all indirect wholly-owned subsidiaries of Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton.

Even if you plan to attend the Meeting, please sign, date and return a proxy card, or provide voting instructions by telephone or over the Internet. If you vote by telephone or over the Internet, you will be asked to enter a unique code that has been assigned to you and which is printed on your proxy card. This code is designed to confirm your identity, provide access into the voting sites and confirm that your instructions are properly recorded. If you require additional information, please call toll free at 1-866-875-8614.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, shares represented by the proxies will be voted “FOR” the Proposal. Stockholders who execute proxies may revoke them at any time before they are voted by filing with the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person. In accordance with the Fund’s By-Laws, a quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the outstanding shares of the Fund’s common stock (“Common Stock”) entitled to vote at the Meeting. Currently, there are no outstanding preferred shares of the Fund. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions will be treated as shares that are present but which have not been voted.

The Board has fixed the close of business on March 25, 2024 as the record date (the “Record Date”) for the determination of stockholders of the Fund entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

Stockholders of the Fund on that date will be entitled to one vote on each matter for each share held and a fractional vote with respect to fractional shares, with no cumulative voting rights. At the Record Date, the Fund had outstanding 10,848,022 shares of Common Stock, par value $0.001 per share, the only authorized class of stock.

Annual reports are sent to stockholders of record of the Fund following the Fund’s fiscal year end. The Fund will furnish, without charge, a copy of its annual report and most recent semi-annual report succeeding the annual report, if any, to a stockholder upon request. Such requests should be directed to the Fund at 620 Eighth Avenue, 47th Floor, New York, New York 10018 or by calling toll free at 888-777-0102. Copies of annual and semi-annual reports of the Fund are also available on the Fund’s website at www.franklintempleton.com/investments/options/closed-end-funds or on the EDGAR Database on the Securities and Exchange Commission’s Internet site at www.sec.gov.

Please note that only one annual or semi-annual report or Proxy Statement may be delivered to two or more stockholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual or semiannual report or the Proxy Statement, or for instructions as to how to request a separate copy of these documents or as to how to request a single copy if multiple copies of these documents are received, stockholders should contact the Fund at the address and phone number set forth above.

Vote Required and Manner of Voting Proxies

A quorum of stockholders is required to take action at the Meeting. A majority of the shares of the Fund’s Common Stock entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum of stockholders at the Meeting.

Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of election appointed for the Meeting. The inspector of election, who is an employee of the proxy solicitor engaged by the Fund, will determine whether or not a quorum is present at the Meeting. The inspector of election will treat abstentions and “broker non-votes” (i.e., shares held by brokers or nominees, typically in “street name,” as to which proxies have been returned but (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular matter) as present for purposes of determining a quorum.

Broker-dealer firms holding shares of the Fund in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares before the Meeting. The Fund understands that, under the rules of the New York Stock Exchange (the “NYSE”), such broker-dealer firms may for certain “routine” matters, without instructions from their customers and clients, grant discretionary authority to the proxies designated by the Board to vote if no instructions have been received prior to the date specified in the broker-dealer firm’s request for voting instructions. The Proposal is a non-routine matter, so such broker-dealer firms will not have such discretionary authority.

Broker-dealers who are not members of the NYSE may be subject to other rules, which may or may not permit them to vote your shares without instruction. We urge you to provide instructions to your broker or nominee so that your votes may be counted.

If you hold shares directly (not through a broker-dealer, bank or other financial intermediary) and if you return a signed proxy card that does not specify how you wish to vote on a proposal, your shares will be voted “FOR” the Proposal.

Required Vote

•

If properly presented and if a quorum is present at a Meeting, a majority of the votes entitled to be cast by the holders of shares of the Fund’s Common Stock, present in person or represented by proxy, will decide the Proposal.

•

Approval of the Proposal will occur only if a sufficient number of votes at the meeting are cast “FOR” that proposal. Abstentions and broker non-votes will have the same effect as votes against the Proposal, although they will be considered present for the purpose of determining the presence of a quorum.

If the necessary quorum to transact business or the vote required to approve the Proposal is not obtained at the Meeting, the chairman of the Meeting or the persons named as proxies may propose one or more adjournments or postponements of the Meeting in accordance with applicable law to permit further solicitation of proxies. If in the judgment of the chairman of the Meeting, it is advisable to defer action on the Proposal, the chairman of the Meeting may adjourn the Meeting with respect to the Proposal for a reasonable period or periods. The Meeting may be adjourned up to 120 days after the original record date for the Meeting without further notice other than announcement at the Meeting. Alternatively, the Fund could postpone the Meeting with respect to one or more proposals.

Stockholders do not have appraisal or similar rights of dissenters with respect to the Proposal.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be Held on June 7, 2024.

The proxy statement and related materials are available at https://www.proxy-direct.com/fnk-33845.

Proposal: Elimination of the Fund’s Term and Conversion into a Perpetual Fund

The questions and answers below highlight only selected information from this Proxy Statement. They do not contain all the information that may be important to you when deciding whether to vote for the Proposal. You should carefully read all of the information contained in the Proxy Statement.

Q: What is being proposed?

A: The Board and Management are recommending a proposal to convert the Fund to a perpetual fund only if the Fund has at least $50 million in net assets after conducting a Tender Offer (as defined below) for 100% of the shares outstanding at a price of net asset value, which means that the Fund will have no set term, by (1) amending the Fund’s articles of incorporation (the “Charter”) to eliminate the Fund’s term, which is currently scheduled to end at the close of business on December 2, 2024 (the “Term Date”), and (2) eliminating the Fund’s fundamental policy to liquidate on or about December 2, 2024 (together, the

“Amendment”), each of which will only be effective upon at least $50 million of net assets remaining in the Fund following the completion of a tender offer; and

If the Proposal is approved by stockholders, the Fund will conduct a tender offer for 100% of the Fund’s Common Stock at a price per share equal to net asset value (“NAV”) (the “Tender Offer”) prior to the Fund’s Term Date. Even if Stockholders approve the Proposal, the effectiveness of the Amendment is contingent on the Fund maintaining at least $50 million of net assets following the Tender Offer. If less than $50 million of net assets would remain in the Fund following the Tender Offer, the Proposal will not be effective, the Tender Offer will be canceled and the Fund will proceed to liquidate on the Term Date without further action by stockholders.

Q: How does the Board recommend I vote?

A: The Board recommends that you vote “FOR” the Amendment.

Q: Why does the Board and Management recommend stockholders vote “FOR” the Amendment?

A: The Board and Management believe that the Amendment is in the best interests of the Fund and its stockholders because it provides stockholders with the flexibility to remain invested in the Fund or exit the Fund at NAV dependent on their specific investment needs. Additional details on the benefits of the Proposal are as follows:

•	Continued Exposure to the Fund’s Portfolio:

¡	Since inception and during the 1-, 5-, and 10-year periods ended December 31, 2023, the Fund has outperformed its benchmark, the Bloomberg U.S. Credit Index.

¡	The Fund has been trading close to or at a premium to its NAV since inception.

¡	The Fund has delivered attractive regular distributions to stockholders since inception.

¡	The Fund has a differentiated strategy (i.e., one of the few perpetual closed end funds on the market) focused on investment grade corporate bonds that does not use leverage.

¡

The Proposal can provide continuity to stockholders who would prefer to remain invested in the Fund who would otherwise have to conduct due diligence to find a similar or replacement strategy and incur potential investment costs.

¡

The Fund holds bonds that are currently trading below par value. The conversion to perpetual would allow more time for those bonds to potentially appreciate in value as they approach maturity, subject to market conditions and other investment risks, including risk of default. However, there can be no assurance of such appreciation. Past performance is no guarantee of future results.

•

Liquidity Opportunity for Current Stockholders at NAV: If stockholders vote to approve the Amendment, the Fund will conduct a tender offer in September 2024 for up to 100% of its Common Stock. All investors in the fund will have an opportunity to sell all shares they own to the fund at the net asset value of the fund. Stockholders who have an unrealized capital gain on their investment will have the option to sell and realize a capital gain or to continue to hold the Common Stock to avoid a taxable event.

•	Continued Access to the Investment Grade Corporate Fixed Income Securities Market: While it is impossible to predict future investment grade corporate fixed income securities markets with certainty,

Management views favorably the current market conditions and opportunities for investment grade corporate fixed income securities generally. Management believes that investment grade corporate fixed income securities provide investors with high yield opportunities, while also offering low default rates.

•

Fee Waiver: If the Amendment is approved, FTFA will agree to waive 10 basis points of its annual management fee for a period of two years following the date that the stockholders approve the Amendment (the “Fee Waiver”). As a result of the Fee Waiver, the Fund’s overall expense ratio would be expected to decrease following stockholder approval of the Amendment.

Q: If stockholders approve the Proposal, will the term automatically be removed?

A: The Proposal will be contingent, and the Amendment will only go effective, on the Fund maintaining at least $50 million of net assets following the completion of the Tender Offer. If less than $50 million of net assets remain in the Fund, the Amendment will not be effective, the Tender Offer will be cancelled and the Fund will proceed to liquidate on the Term Date.

Q: Will Management waive a portion of the Fund’s management fee if the Amendment is approved?

A: Yes. In order to mitigate the inherent conflict of interest in Management’s recommendation that stockholders approve the Amendment, FTFA has agreed to waive 10 basis points of its annual management fee, for a period of two years following the date that the stockholders approve the Amendment. The Fee Waiver will also serve to offset the cost of the proxy solicitation and reduce the Fund’s expense ratio. The Fee Waiver will only be implemented if stockholders approve the Amendment. If the Amendment is not approved by stockholders, FTFA will continue to receive its fees at the current rate until the Fund’s Term Date.

You are not asked in this Proxy Statement to take any action with respect to the Fee Waiver.

Q: Will the Amendment result in any other changes to the Fund?

A: Yes. As described further herein, if the Amendment is approved by stockholders, Management intends to implement the following:

•	Conduct a tender offer in September 2024 for up to 100% of the Fund’s Common Stock; and

•	Change the Fund’s name from “Western Asset Investment Grade Defined Opportunity Trust Inc.” to “Western Asset Investment Grade Opportunity Trust Inc.” The Fund’s ticker symbols will remain IGI.

You are not asked in this Proxy Statement to take any action with respect to these changes.

Q: What are the risks of the Amendment?

A: There can be no assurance that the Fund will achieve its investment objectives. The Amendment will expose the Fund to continued investment risk over its perpetual life that the Fund would not be exposed to if the Fund’s term had ended. These investment risks include, without limitation, credit risk, inflation risk, call risk and interest rate risk. In addition, the Amendment could have a negative impact on the market price of the Fund’s shares, which would adversely impact stockholders seeking to sell their shares. If the Amendment is approved, the Fund will not liquidate on or about the Term Date and, as a result, stockholders will not receive the Fund’s NAV on that date. Instead, stockholders who wish to dispose of their shares, but do not tender their shares as part of the Tender Offer, must sell their shares at their market price, which at the time of sale may be at a premium or discount relative to the Fund’s NAV.

Additionally, Management has an inherent conflict of interest in recommending the Amendment because Management will receive fees from the Fund for a longer period of time if the Amendment is approved by stockholders. However, FTFA has agreed to the Fee Waiver, and therefore the Fund would retain a portion of the contractual management fee from the effective date of the Amendment for a period of two years. Such amount would be offset in part by the cost of the proxy solicitation. The Board took Management’s conflict of interest and the benefits of Amendment (together with the benefits of the related Fee Waiver (which include offsetting the cost of the proxy solicitation and reducing the Fund’s expense ratio), the Tender Offer, the Fund name change and potential for Follow-on Offerings with Board approval) into consideration when approving the Amendment and determined that the Amendment (together with the related Fee Waiver, the Tender Offer, the Fund name change and potential for Follow-on Offerings with Board approval) was in the best interests of the Fund and its stockholders.

Q: Who will pay for the costs of this proxy solicitation?

A: The Fund and, indirectly, the stockholders will bear the costs of this proxy solicitation, although the Fee Waiver will offset the cost of the proxy solicitation. Management believes it is fair and reasonable for the Fund to pay the costs associated with the Amendment given the expected benefits for the Fund as a result of the Amendment, including the Fee Waiver.

Q: What vote is required to approve the Amendment?

A: Stockholders may approve the Amendment with the affirmative vote of a majority of the votes entitled to be cast by the stockholders of the Fund.

Q: Whom do I contact if I have questions?

If you need more information, or have any questions about voting, please call Computershare Inc., the Fund’s proxy solicitor, toll free at 1-866-875-8614.

Q: How do I vote my shares?

A: After reading this Proxy Statement and the enclosed proxy card, you may vote by:

Voting by Internet: Going to the website specified on your proxy card and following the instructions on the website.

Voting by Phone: Calling the number specified on your proxy card and following the instructions.

Voting by Mail: Completing, signing, dating and returning the enclosed proxy card as soon as possible in the enclosed postage-paid envelope.

ADDITIONAL INFORMATION REGARDING THE PROPOSAL

The Amendment

Pursuant to the Fund’s articles of incorporation (the “Charter”), the Fund shall cease to exist at the close of business on the Term Date. The Amendment would eliminate the Fund’s term. The Board of the Fund has unanimously approved the Amendment. Consequently, in accordance with the terms of the Charter a majority of the shares of the Fund’s Common Stock eligible to be cast may vote to amend the Charter to eliminate the term.1 The Board and Management unanimously recommend that the Fund’s stockholders approve the Amendment.

Elimination of Fundamental Investment Policy

The Fund currently has a fundamental policy to liquidate and distribute substantially all of the Fund’s net assets to stockholders, after making appropriate provision for any liabilities of the Fund, on or about the Term Date. The 1940 Act provides that the Fund may not change a fundamental policy unless authorized by the “vote of a majority of its outstanding voting securities” as defined under the 1940 Act, which means the vote of the lesser of (i) 67% or more of the voting securities represented at a meeting at which more than 50% of the outstanding voting securities are represented; or (ii) more than 50% of the outstanding voting securities. The Fund’s outstanding shares of Common Stock are its outstanding voting securities for this purpose.

Voting Requirement

A majority of the outstanding shares of the Fund’s Common Stock must approve the Proposal to ensure the requisite votes are received to implement both the Amendment and the elimination of the Fund’s fundamental investment policy described above.

Additional Changes

Contingent on stockholder approval of the Amendment, Management has considered additional changes to the Fund. As discussed further below, these changes include: the related Fee Waiver, the Tender Offer and the Fund name change. Management also considered the potential for one or more Follow-on Offerings, subject to Board approval, which would allow the Fund to take advantage of favorable market conditions in the future.

As discussed below, Management believes that these changes will result in potential benefits to the Fund and its stockholders.

Management’s Rationale for the Amendment

Management believes that the Amendment is in the best interests of the Fund and its stockholders because it provides stockholders with the flexibility to remain invested in the Fund or exit the Fund at NAV dependent on their specific investment needs. Additional details on the benefits of the Proposal are as follows:

•	Continued Exposure to the Fund’s Portfolio:

¡	Since inception and during the 1-, 5-, and 10-year periods ended December 31, 2023, the Fund has outperformed its benchmark, the Bloomberg U.S. Credit Index.

[1]	The Fund does not currently have any preferred shares outstanding.

¡	The Fund has been trading close to or at a premium to its NAV since inception.

¡	The Fund has delivered attractive regular distributions to stockholders since inception.

¡	The Fund has a differentiated strategy (i.e., one of the few perpetual closed end funds on the market) focused on investment grade corporate bonds that does not use leverage.

¡

The Proposal can provide continuity to stockholders who would prefer to remain invested in the Fund who would otherwise have to conduct due diligence to find a similar or replacement strategy and incur potential investment costs.

¡

The Fund holds bonds that are currently trading below par value. The conversion to perpetual would allow more time for those bonds to potentially appreciate in value as they approach maturity, subject to market conditions and other investment risks, including risk of default. However, there can be no assurance of such appreciation. Past performance is no guarantee of future results.

•

Liquidity Opportunity for Current Stockholders at NAV: If stockholders vote to approve the Amendment, the Fund will conduct a tender offer in September 2024 for up to 100% of its Common Stock. All investors in the fund will have an opportunity to sell all shares they own to the fund at the net asset value of the fund. Stockholders who have an unrealized capital gain on their investment will have the option to sell and realize a capital gain or to continue to hold the Common Stock to avoid a taxable event.

•

Continued Access to the Investment Grade Corporate Fixed Income Securities Market: While it is impossible to predict future investment grade corporate fixed income securities markets with certainty, Management views favorably the current market conditions and opportunities for investment grade corporate fixed income securities generally. Management believes that investment grade corporate fixed income securities provide investors with high yield opportunities, while also offering low default rates.

•

Fee Waiver: If the Amendment is approved, FTFA will agree to a Fee Waiver. As a result of the Fee Waiver, the Fund’s overall expense ratio would be expected to decrease following stockholder approval of the Amendment. For a discussion of the Fee Waiver, see “The Fee Waiver” below.

For the reasons above, Management believes that the Amendment is in the best interests of the Fund and stockholders. For a discussion of the risks of investing in the Fund, see “Risks of Investing in the Fund.”

The Fee Waiver

Under the investment management agreement, the Fund pays an investment management fee, calculated daily and paid monthly, at an annual rate of 0.65% of the Fund’s average daily net assets. If the Amendment is approved by stockholders, FTFA will agree to waive 10 basis points of its annual management fee for a period of two years following the date that the stockholders approve the Amendment. Management believes the Fee Waiver may mitigate the inherent conflict of interest in its recommendation that stockholders approve the Amendment. As a result of the Fee Waiver, the Fund’s overall expense ratio would be expected to decrease following stockholder approval of the Amendment. The Fee Waiver will also offset the cost of the proxy solicitation.

The Fee Waiver will go into effect only if the Amendment is approved by stockholders.

Changes to the Fund’s Name

If stockholders approve the Amendment, the Fund will no longer have a limited term and, thus, the term “defined” in the Fund’s name will be removed and the Fund’s name will change to “Western Asset Investment Grade Opportunity Trust Inc.” The Fund’s ticker symbol will remain “IGI.”

The above changes do not require stockholder approval, and will go into effect only if the Amendment is approved by stockholders.

The Tender Offer

If stockholders vote to approve the Amendment, the Fund will conduct a tender offer in September 2024 for all of its Common Stock at a price per share equal to the Fund’s NAV. Implementation of the Amendment after Stockholder approval will be contingent on the Fund maintaining at least $50 million of net assets following the completion of the Tender Offer. If less than $50 million of net assets remain in the Fund following the Tender Offer, the Tender Offer will be cancelled, the Amendment will not be effective and the Fund will proceed to liquidate on the Term Date.

The Tender Offer will provide an opportunity for liquidity for all stockholders and potentially provide the flexibility for stockholders that chose to remain in the Fund to avoid a taxable event by holding onto their Common Stock.

Potential for Follow-On Offerings

If stockholders vote to approve the Amendment, the Fund may consider conducting one or more Follow-on Offerings, subject to Board oversight and approval. For the reasons described above in “Management’s Rationale for the Amendment,” Management believes that the Fund with a perpetual life represents an attractive investment opportunity and any potential Follow-on Offering would give current stockholders and other investors the ability to invest additional amounts in the Fund’s Common Stock. Management would seek approval from the Fund’s Board in order to conduct one or more Follow-on Offerings.

A potential Follow-on Offering would give Management the ability to potentially take advantage of attractive investment opportunities without incurring the trading costs associated with selling current portfolio holdings. These new investment opportunities may offer the potential to enhance the Fund’s distributable cash flow and total return. Management also believes that any potential Follow-on Offering would provide increased liquidity for the Fund’s Common Stock and provide a larger asset base over which to spread the Fund’s fixed expenses, although there is no assurance these benefits would be realized. Additional capital raised through one or more Follow-on Offerings will be accretive to NAV because new shares of Common Stock can be sold only when the net proceeds to the Fund after commissions are at or above the Fund’s then current NAV per share. A potential Follow-on Offering could decrease the premium or increase the discount at which the Fund is trading at the time of the offering and/or thereafter. Should a Follow-on Offering occur, shares of the Fund acquired by stockholders and other investors in any Follow-on Offering would be subject to the risks of investments in the Fund described below.

A Follow-on Offering would not require stockholder approval. You are not being asked in this Proxy Statement to take any action with respect to any future Follow-on Offerings that might occur, and the Board has not yet approved any Follow-on Offerings for the Fund. There can be no assurance that the Fund will conduct a Follow-on Offering. This is not an offer to sell, nor a solicitation of an offer to buy, shares of the Fund.

Risks of Investing in the Fund

The current risks of investing in the Fund are disclosed in the Fund’s prospectus and other filings with the Securities and Exchange Commission, available at www.sec.gov and the Fund’s website (www.franklintempleton.com/investments/options/closed-end-funds).

There can be no assurance that the Fund will achieve its investment objectives during its remaining term. The Amendment will expose the Fund to continued investment risk over the perpetual life of the Fund that the Fund would not be exposed to if the Fund’s term had ended. These investment risks include, without limitation, credit risk, inflation risk, call risk and interest rate risk. As interest rates rise, market prices fall, reducing the value of the Fund’s fixed income holdings. The Fund may invest up to 20% of its net assets in lower-rated high-yield bonds (commonly known as “junk bonds”), which are subject to greater liquidity risk and credit risk (risk of default) than higher-rated obligations. Leverage may result in greater volatility of NAV and the market price of Common Stock and increases a stockholder’s risk of loss. The Fund may make investments in derivative instruments; provided that the Fund’s exposure to derivative instruments, as measured by the total notional amount of all such instruments, will not exceed 20% of its net assets. Derivative instruments can be illiquid, may disproportionately increase losses, and have an adverse impact on Fund performance. In addition, while Management believes that the market will view the Amendment favorably, the Amendment could have a negative impact on the market price of the Fund’s Common Stock, which would adversely impact stockholders seeking to sell their shares prior to the Fund’s Term Date.

Additionally, Management has an inherent conflict of interest in recommending the Amendment because FTFA will receive the management fee from the Fund for a longer period of time if the Amendment is approved. However, as discussed above, FTFA has agreed to the Fee Waiver, and therefore will receive the management fee at a lower rate for a two-year period following the effective date of the Amendment.

Board’s Consideration of the Amendment

On November 7-8, 2023 and February 14-15, 2024, the Board held in-person meetings to consider, among other things, the Amendment, the Fee Waiver, the Tender Offer and the changes to the Fund name. At the November 7-8, 2023 meeting, the Board received information and analyses regarding Management’s proposal for the Amendment. At the Board’s February 14-15, 2024 meeting, Management presented its rationale for the Amendment, as well as its rationale for the Fee Waiver, the Tender Offer and the changes to the Fund name. Following the initial discussion at the November 7-8, 2023 meeting, Management proposed the specific terms of the Fee Waiver and provided additional information regarding the Amendment, the Fee Waiver, the Tender Offer and the changes to the Fund name to the Board at the February 14-15, 2024 meeting. The directors who are not “interested persons” of the Fund (the “Independent Directors”) as defined in the 1940 Act asked questions and discussed the information provided by Management and the Amendment, as well as the Fee Waiver, the Tender Offer and the changes to the Fund name, with representatives of Management and Management responded to these questions. The Independent Directors were represented by their independent legal counsel at the meetings and throughout the process of evaluating the Amendment, and met separately in a private session with their independent legal counsel at which no representatives of Management were present before voting on the Amendment.

The Board considered, among other things, the Fund’s performance to date and the future income-earning potential that the Amendment would make possible and that the risks of investing in the Fund have been disclosed to stockholders in the Fund’s prospectus, shareholder reports, other filings and website. The Board also considered the Fund’s premium and discount history and the anticipated response from stockholders, including Management’s belief that the Amendment should not, other things being equal, impact the Fund’s current discount to NAV. In addition, the Board’s evaluation took into account information provided by Management as to the market’s response to other instances of term fund conversions to perpetual structures that it regarded as comparable to the proposed conversion of the Fund.

When approving the Amendment, the Board also took into consideration Management’s conflict of interest in the Amendment, namely that Management would receive additional management fees as a result, and the partial mitigation of Management’s conflict of interest by the Fee Waiver. In considering the Fee Waiver proposal, the Board considered Management’s view that the Fee Waiver would be appropriate to mitigate its inherent conflict of interest in making its recommendation, taking into account the current market environment, the Fund’s historical and current premium/discount, the Fund’s performance history, the broader closed-end funds market premium/discount trends, competitor funds, anticipated costs and Management’s outlook on the investment grade corporate fixed income securities sector and broader market. In addition, the Board considered Management’s belief that it is fair and reasonable to ask the Fund to pay the costs associated with the Amendment given the expected benefits for stockholders as a result of the Amendment, including the Fee Waiver (which include offsetting the cost of the proxy solicitation and reducing the Fund’s expense ratio). The Board considered Management’s discussion that the amount saved by the Fund as a result of the Fee Waiver would exceed the costs of the proxy solicitation. The Board determined that the Amendment, together with the Fee Waiver, was in the best interests of the Fund and stockholders.

The Board also considered that there may be stockholders who do not wish the term of the Fund to be eliminated. In determining that the Amendment was in stockholders’ best interests, the Board considered that the elimination of the Fund’s term was disclosed as a possibility to investors in the Fund’s initial registration statement and that stockholders would have the opportunity to vote on the Amendment. The Board also considered that stockholders have the ability to sell their Fund shares in the open market and through the proposed Tender Offer.

The Board considered Management’s plan to conduct the Tender Offer, so long as the Amendment is approved by stockholders. The Board considered Management’s belief that the Tender Offer would provide an opportunity for liquidity for all stockholders at NAV and provide flexibility for stockholders to avoid a taxable event if they wish to continue to hold their shares of Common Stock. The Board also considered analysis from Management that if the Tender Offer resulted in the Fund having less than $50 million in net assets remaining, the Amendment will not proceed and the Fund will instead liquidate on the Term Date as described in its Charter.

Based, among other things, on the information provided in connection with the meetings of the Board and related discussions, and for the reasons set forth in “Management’s Rationale for the Amendment,” the Board, including each of the Independent Directors, determined that the Amendment (together with the related Fee Waiver, the Tender Offer and the Fund name change) was in the best interests of the Fund and its stockholders. The Board’s evaluation also took into account information received since the Fund’s inception and reflected the knowledge gained as members of the Board with respect to the investment management services that Management has provided to the Fund. The Board then voted to approve the Amendment and to submit the Amendment for approval by the Fund’s stockholders.

Required Vote

Approval of the Amendment requires the affirmative vote of a majority of the votes entitled to be cast by the stockholders of the Fund.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT.

Security Ownership of Management

The following table provides information concerning the dollar range of equity securities owned beneficially by each Director as of December 31, 2023:

Name of Director/Nominee	Dollar Range(1) of Equity Securities in the Fund	Aggregate Dollar Range(1) of Equity Securities in all Funds Overseen by Director in Family of Investment Companies(2)
NON-INTERESTED DIRECTORS
Robert D. Agdern	A	D
Carol L. Colman, CFA	A	E
Daniel P. Cronin	A	E
Paolo M. Cucchi	A	C
Eileen A. Kamerick	A	E
Nisha Kumar	A	A
INTERESTED DIRECTOR
Jane E. Trust, CFA	A	E

(1)	The dollar ranges are as follows: “A” = None; “B” = $1-$10,000; “C” = $10,001-$50,000; “D” = $50,001-$100,000; “E” = Over $100,000.

(2)

The term, “Family of Investment Companies”, means any two or more registered investment companies that share the same investment adviser or principal underwriter or hold themselves out to investors as related companies for purposes of investment and investor services.

At March 15, 2024, the nominees, Directors and officers of the Fund as a group beneficially owned less than 1% of the outstanding shares of the Fund’s Common Stock.

No Director who is not an “interested person” of the Fund as defined in the 1940 Act, nor any immediate family members, to the best of the Fund’s knowledge, had any interest in the Fund’s investment adviser, or any person or entity (other than the Fund) directly or indirectly controlling, controlled by, or under common control with Franklin Templeton as of December 31, 2023.

5% Beneficial Ownership

At March 15, 2024, to the knowledge of management, the registered stockholders who owned of record or owned beneficially more than 5% of the Fund’s capital stock outstanding is noted in the table below. As of the close of business on March 15, 2024, Cede & Co., a nominee for participants in the Depository Trust Company, held of record 10,897,961 shares, equal to approximately 99% of the Fund’s outstanding shares, including the shares shown below.

Class	Number of Shares	Percent		Name	Address
Common Stock	588,964	5.43	%(1)	First Trust Portfolios L.P. and its affiliates	120 East Liberty Drive Suite 400 Wheaton, IL 60187

Common Stock	583,755	5.4	%(2)	1607 Capital Partners, LLC	13 S. 13th Street Suite 400 Richmond, VA 23219

Common Stock	715,159	6.59	%(3)	Sit Investment Associates, Inc.	3300 IDS Center 80 South Eighth Street Minneapolis, MN 55402

(1)	Based upon information obtained from Schedule 13G/A filed with the SEC on January 10, 2024.

(2)	Based upon information obtained from Schedule 13G/A filed with the SEC on March 11, 2024.

(3)	Based upon information obtained from Schedule 13G/A filed with the SEC on February 7, 2024.

Submission of Stockholder Proposals and Other Stockholder Communications

All proposals by stockholders of the Fund that are intended to be presented at the 2025 Annual Meeting of Stockholders must be received by the Fund for inclusion in the Fund’s proxy statement and proxy relating to that meeting no later than November 6, 2024. Any stockholder who desires to bring a proposal at the 2025 Annual Meeting of Stockholders without including such proposal in the Fund’s proxy statement must deliver written notice thereof to the Secretary of the Fund (addressed to c/o Franklin Templeton, 100 First Stamford Place, 6th Floor, Stamford, CT 06902) during the period from October 7, 2024 to November 6, 2024. However, if the Fund’s 2025 Annual Meeting of Stockholders is held earlier than March 13, 2025 or later than May 12, 2025, such written notice must be delivered to the Secretary of the Fund no earlier than the 150th day prior to the date of the 2025 Annual Meeting of Stockholders and no later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2025 Annual Meeting of Stockholders or 10 days following the public announcement of the date of the 2025 Annual Meeting of Stockholders. Stockholder proposals are subject to certain regulations under the federal securities laws.

The Fund’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Chief Compliance Officer (“CCO”). Persons who are uncomfortable submitting complaints to the CCO, including complaints involving the CCO, may submit complaints directly to the Fund’s Audit Committee Chair (together with the CCO, “Complaint Officers”). Complaints may be submitted on an anonymous basis.

The CCO may be contacted at:

Franklin Templeton

Compliance Department

280 Park Avenue

New York, New York 10017

Complaints may also be submitted by telephone at 1-800-742-5274. Complaints submitted through this number will be received by the CCO.

The Fund’s Audit Committee Chair may be contacted at:

Western Asset Investment Grade Defined Opportunity Trust Inc.

Audit Committee Chair

c/o Franklin Templeton

Compliance Department

280 Park Avenue

New York, New York 10017

A stockholder who wishes to send any other communications to the Board should also deliver such communications to the Secretary of the Fund at 100 First Stamford Place, 6th Floor, Stamford, CT 06902. The Secretary is responsible for determining, in consultation with other officers of the Fund, counsel, and other advisers as appropriate, which stockholder communications will be relayed to the Board.

Expenses of Proxy Solicitation

The costs of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by the Fund and, indirectly, the stockholders and are expected to be approximately $125,000. Proxies may also be solicited in-person by officers of the Fund and by regular employees of FTFA or its affiliates, or other representatives of the Fund or by telephone, in addition to the use of mails. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and will be reimbursed by the Fund for such out-of-pocket expenses.

Other Business

The Fund’s Board of Directors does not know of any other matter that may come before the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

By Order of the Board of Directors,

Marc A. De Oliveira

Secretary

[●], 2024

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE THEREFORE URGED TO COMPLETE AND SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

WESTERN ASSET INVESTMENT GRADE DEFINED
OPPORTUNITY TRUST INC.
PO Box 43131
Providence, RI 02940-3131
EVERY VOTE IS IMPORTANT
VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours
VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
available 24 hours
VOTE BY MAIL
Vote, sign and date this Proxy
Card and return in the
postage-paid envelope
VOTE IN PERSON
Attend Stockholder Meeting
Franklin Templeton
280 Park Avenue, 7th Floor
New York, New York
on June 7, 2024
EASY VOTING OPTIONS:
Please detach at perforation before mailing.
PROXY WESTERN ASSET INVESTMENT GRADE DEFINED OPPORTUNITY TRUST INC.
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2024
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Jane E. Trust, Thomas C. Mandia, Jeanne M. Kelly, Tara Gormel, and Marc De Oliveira and each of them proxies with several powers of substitution to attend the Special Meeting of Stockholders of Western Asset Investment Grade Defined Opportunity Trust Inc. (the “Fund”) scheduled to be held at Franklin Templeton, 280 Park Avenue, 7th Floor, New York, New York on June 7, 2024 at 10:00 a.m. (Eastern time), or at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Proxy Statement (the terms of each of which are incorporated by reference herein) and revokes any proxy heretofore given with respect to such meeting.
This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted “FOR” the proposal and in the discretion of the proxies upon such other business as may properly come before the meeting.
VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503
CHANGE OF ADDRESS
IGI_33845_032224
PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
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EVERY STOCKHOLDER’S VOTE IS IMPORTANT
Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Stockholders to Be Held on June 7, 2024.
The Proxy Statement and Proxy Card are available at:
https://www.proxy-direct.com/fnk-33845
Please detach at perforation before mailing.
If no specific instructions are provided, this proxy will be voted “FOR” the proposals and in the discretion of the proxies upon such other business as may properly come before the meeting.
TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒
A Proposals The Board of Directors recommends a vote “FOR” for the following proposal.
FOR AGAINST ABSTAIN
1. To convert the Fund to a perpetual fund by (1) amending the Fund’s articles of incorporation to eliminate the Fund’s term, which is currently scheduled to end at the close of business on December 2, 2024, and (2) eliminating the Fund’s fundamental policy to liquidate on or about December 2, 2024, each of which will only be effective upon at least $50 million of net assets remaining in the Fund following the completion of a tender offer.
Any other business that may properly come before the Meeting.
B Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below
Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.
Date (mm/dd/yyyy) — Please print date below Signature 1 — Please keep signature within the box Signature 2 — Please keep signature within the box
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